Exhibit 99.1

       DRI Corporation Announces Participation in International
                     Transit Industry Conference

                DRI's Mobitec Team to Exhibit in Dubai


    DALLAS--(BUSINESS WIRE)--Nov. 29, 2007--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that its Mobitec AB subsidiary in Sweden will be participating as an exhibitor at the Gulf Traffic Exhibition and Conference in Dubai, United Arab Emirates, Dec. 10-12, 2007.

    "Staged every two years, Gulf Traffic is the Middle East's premier traffic and transport infrastructure show. The event, which is slated to take place at the Dubai International Exhibition Centre, will attract government officials, traffic police, contractors, planners, transit professionals, and distributors from around the globe and especially from the Middle East. We consider the Middle East to be one of our growth opportunities in the international market. Mobitec's sales and marketing representatives will discuss Mobitec(R) products and services with customers and prospective customers at exhibit booth number 1H01 throughout the three-day conference," David L. Turney, the Company's Chairman, President and Chief Executive Officer, said.

    For more information about the Gulf Traffic event, go to www.gulftraffic.com.

    ABOUT MOBITEC AB

    A premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec AB subsidiary is a global leader in the design and manufacture of system technology for mobile passenger information on buses and rail transport. Based in Herrljunga, Sweden, Mobitec AB has business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, go to www.mobitec.eu.

    ABOUT THE COMPANY

    DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning Gulf Traffic attendees' anticipated interest in the Company's transit communications and security products and services marketed via an exhibit at the event, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that Gulf Traffic attendees may not express considerable interest in the Company's transit communications and security products and services, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: DRI Corporation Contact:
             Veronica B. Marks
             Manager, Corporate Communications
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com
             or
             Christensen-cQuest Contact:
             Collum Hunter
             Associate
             Phone: (480) 614-3036
             Fax: (480) 614-3033
             E-Mail: chunter@ChristensenIR.com